UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2020

Humanigen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35798	77-0557236
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

533 Airport Boulevard, Suite 400

Burlingame, CA 94010

(Address of principal executive offices, including zip code)

(650) 243-3100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HGEN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 5, 2020, Humanigen, Inc. (the “Company”) and the Department of Defense (DoD) Joint Program Executive Office for Chemical, Biological, Radiological and Nuclear Defense (JPEO-CBRND or JPEO) entered into a Cooperative Research and Development Agreement (“CRADA”) in collaboration with the Biomedical Advanced Research and Development Authority (BARDA), part of the Office of the Assistant Secretary for Preparedness and Response (ASPR) at the U.S. Department of Health and Human Services (HHS), in support of Operation Warp Speed (“OWS”), to assist in the development of Humanigen’s lead product candidate, lenzilumabTM, in advance of a potential Emergency Use Authorization (“EUA”) for COVID-19.

Pursuant to the CRADA, Humanigen will be provided access to a full-scale, integrated team of OWS manufacturing, and regulatory subject matter experts, leading decision makers and statistical support in anticipation of applying for EUA and subsequently a Biologics License Application (“BLA”), for lenzilumab as a potential treatment for COVID-19. The CRADA also provides that OWS regulatory experts will work with the Company on U.S. Food and Drug Administration (FDA) communications, meetings and regulatory filings. The CRADA aims to support the ongoing lenzilumab Phase 3 clinical trials, focusing on efficiently generating an EUA and BLA submission. In addition to providing access under EUA, a goal of the CRADA is to ensure lenzilumab receives the benefits provided by Public Law 115-92.

The foregoing summary of the CRADA does not purport to be complete and is qualified in its entirety by reference to the full text of the CRADA, which will be filed with the Securities and Exchange Commission (the “SEC”) as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (the “Form 10-K”) or via an amendment to this Current Report on Form 8-K. Pursuant to Item 601(b)(10) of Regulation S-K, certain terms of the CRADA have been omitted from this Current Report on Form 8-K, and will be omitted from the version of the CRADA to be filed with the SEC, because such terms are both (i) not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

A copy of the Company’s press release relating to the CRADA is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

On November 6, 2020, the Company issued a press release announcing interim data from its Phase 3 trial of lenzilumab in patients hospitalized with COVID-19. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

On November 6, 2020, the Company will host a conference call for investors and other interested stakeholders to discuss the interim data from its Phase 3 trial as well as the CRADA. A copy of the presentation materials to be discussed on the conference call is furnished as Exhibit 99.3 to this report.

The information in this Item 7.01, including Exhibit 99.2 and Exhibit 99.3, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit Description

99.1	Press release, dated November 6, 2020, relating to the CRADA
99.2	Press release, dated November 6, 2020, relating to the Company’s Phase 3 trial of lenzilumab in patients hospitalized with COVID-19
99.3	Humanigen, Inc. Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Humanigen, Inc.

By:	/s/ Cameron Durrant
Name: Cameron Durrant Title: Chairman of the Board and Chief Executive Officer

Dated: November 6, 2020